EXHIBIT 99.1

AutoZone First Quarter Sales Increase 4.5 Percent; EPS Increases 17.4 Percent

MEMPHIS, Tenn., Dec. 4, 2007 (PRIME NEWSWIRE) -- AutoZone, Inc. (NYSE:AZO) today reported net sales of $1.5 billion for its first quarter (12 weeks) ended November 17, 2007, an increase of 4.5% from fiscal first quarter 2007. Domestic same store sales, or sales for stores open at least one year, increased 1.3% for the quarter.

Net income for the quarter increased 7.0% over the same period last year to $132.5 million, while diluted earnings per share increased 17.4% to $2.02 per share from $1.73 per share in the year-ago quarter.

For the quarter, gross profit, as a percentage of sales, was 49.9% (versus 49.2% last year). The improvement in gross margin was due to ongoing category management efforts as well as a shift in sales mix to higher margin categories. Additionally, operating expenses, as a percentage of sales, were 33.6% (versus 33.2% last year). The increase in operating expenses, as a percentage of sales, primarily reflected higher occupancy costs versus last year.

Under its share repurchase program, AutoZone repurchased 2.9 million shares of its common stock for $350.0 million during the first quarter, at an average price of $121 per share. The Company has $108 million remaining under its current share repurchase authorization.

The Company's GAAP inventory increased 8.9% over the same period last year. However, adjusted inventory per store, which includes supplier owned pay-on-scan inventory, as of November 17, 2007, was $507 thousand versus $503 thousand last year, an increase of less than 1%. Net inventory, defined as merchandise inventories less accounts payable, decreased on a per store basis to $50 thousand from $60 thousand last year.

"We were pleased to report record sales and earnings performance for this quarter, as we continued to build momentum with our ongoing efforts to improve the customer shopping experience. With the support of all our AutoZoners, we were able to drive sales increases across each of our strategic priorities: Domestic Retail, Domestic Commercial, Mexico and ALLDATA. As our operating model continues to be strong, we will maintain our disciplined approach to growing operating earnings and utilizing our capital effectively," said Bill Rhodes, Chairman, President and Chief Executive Officer.

During the quarter ended November 17, 2007, AutoZone opened 40 new stores, replaced three stores, and closed one store in the U.S. and opened one store in Mexico. As of November 17, 2007, the Company had 3,972 stores in 48 states, the District of Columbia and Puerto Rico in the U.S. and 124 stores in Mexico.

AutoZone is the leading retailer and a leading distributor of automotive replacement parts and accessories in the United States. Each store carries an extensive product line for cars, sport utility vehicles, vans and light trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products. Many stores also have a commercial sales program that provides commercial credit and prompt delivery of parts and other products to local, regional and national repair garages, dealers, and service stations. AutoZone also sells the ALLDATA brand diagnostic and repair software. On the web, AutoZone sells diagnostic and repair information, and auto and light truck parts through www.autozone.com. AutoZone does not derive revenue from automotive repair or installation.

AutoZone will host a conference call this morning, Tuesday, December 4, 2007, beginning at 10:00 a.m. (EST) to discuss the first quarter results. Investors may listen to the conference call live and review supporting slides on the AutoZone corporate website, www.autozoneinc.com by clicking "Investor Relations," "Conference Calls." The call will also be available by dialing (210) 839-8923. A replay of the call and slides will be available on AutoZone's website. In addition, a replay of the call will be available by dialing (203) 369-1211 through Tuesday, December 11, 2007 at 11:59 p.m. (EST).

This release includes certain financial information not derived in accordance with generally accepted accounting principles ("GAAP"). These non-GAAP measures include adjusted inventory, adjusted inventory per store, adjusted debt, and adjusted debt/EBITDAR. The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company's comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP. Management targets the Company's debt levels to a ratio of adjusted debt to EBITDAR and manages cash flows available for share repurchase by monitoring cash flows before share repurchases, as shown on the attached tables. The Company believes this is important information for the management of its debt levels and share repurchases. We have included a reconciliation of this information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements contained in this press release are forward-looking statements. Forward-looking statements typically use words such as "believe," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy," and similar expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: competition; product demand; the economy; credit markets; the ability to hire and retain qualified employees; consumer debt levels; inflation; weather; raw material costs of our suppliers; energy prices; war and the prospect of war, including terrorist activity; availability of consumer transportation; construction delays; access to available and feasible financing; and changes in laws or regulations. Forward-looking statements are not guarantees of future performance and actual results; developments and business decisions may differ from those contemplated by such forward-looking statements, and such events could materially and adversely affect our business. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may materially differ from anticipated results. Please refer to the Risk Factors section of AutoZone's Form 10-K for the fiscal year ended August 25, 2007, for more information related to those risks.

 AutoZone's 1st Quarter Highlights - Fiscal 2008

 Condensed Consolidated Statements of Operations
 1st Quarter
 (in thousands, except per share data)

                                   GAAP Results
                           ----------------------------
                             12 Weeks       12 Weeks
                               Ended          Ended
                           Nov. 17, 2007  Nov. 18, 2006
                           -------------  -------------

 Net sales                 $   1,455,655  $   1,393,069
 Cost of sales                   729,207        707,774
                           -------------  -------------
 Gross profit                    726,448        685,295
 Operating, SG&A expenses        489,073        462,299
                           -------------  -------------
 Operating profit  (EBIT)        237,375        222,996
 Interest expense, net            28,062         27,093
                           -------------  -------------
 Income before taxes             209,313        195,903
 Income taxes                     76,797         72,014
                           -------------  -------------
 Net income                $     132,516  $     123,889
                           =============  =============
 Net income per share:
   Basic                   $        2.04  $        1.74
   Diluted                 $        2.02  $        1.73
 Weighted average shares
  outstanding:
   Basic                          64,855         71,082
   Diluted                        65,444         71,813

 Selected Balance Sheet Information
 (in thousands)

                           Nov. 17, 2007  Nov. 18, 2006  Aug. 25, 2007
                           -------------  -------------  -------------
 Merchandise inventories   $   2,051,524  $   1,883,348  $   2,007,430
 Current assets                2,319,737      2,157,294      2,270,455
 Property and equipment,
  net                          2,188,535      2,096,377      2,177,842
 Total assets                  4,874,217      4,611,685      4,804,709
 Accounts payable              1,844,940      1,649,632      1,870,668
 Current liabilities           2,319,270      2,047,289      2,285,894
 Debt                          2,161,070      1,858,921      1,935,618
 Stockholders' equity            171,053        537,838        403,200
 Working capital                     467        110,005        (15,439)
 ------------------------------------------------------
 Adjusted Debt / EBITDAR
 (Trailing 4 Qtrs)         Nov. 17, 2007  Nov. 18, 2006
 -----------------------   -------------  -------------
 Net income                $     604,299  $     578,790
 Add: Interest                   120,085        111,243
      Taxes                      345,261        337,595
                           -------------  -------------
 EBIT                          1,069,645      1,027,628

 Add: Depreciation               163,549        144,203
      Rent expense               155,352        144,238
      Option expense              18,342         17,933
                           -------------  -------------
 EBITDAR                   $   1,406,888  $   1,334,002

 Debt                      $   2,161,070  $   1,858,921
 Capital lease obligations        55,985         26,053
 Add: adjusted rent x 6          932,112        823,425 *
                           -------------  -------------
 Adjusted debt             $   3,149,167  $   2,708,399
                           =============  =============
 Adjusted debt to EBITDAR            2.2            2.0

 * For fiscal 2007 adjusted rent is defined as GAAP rent expense less the rent expense associated with operating leases converted to capital leases in fiscal 2007.

 Selected Cash Flow Information
 (in thousands)
                             12 Weeks       12 Weeks
                               Ended          Ended
                           Nov. 17, 2007  Nov. 18, 2006
                           -------------  -------------

 Depreciation              $      39,692  $      35,554
 Capital spending          $      44,887  $      52,198

 Cash flow before share
  repurchases:
 Net increase (decrease)
  in cash and cash
  equivalents              $      (6,841) $     (18,199)
 Subtract increase
  (decrease) in debt             225,452          1,764
 Subtract share repurchases     (349,990)       (90,767)
                           -------------  -------------
 Cash flow before share
  repurchases and changes
  in debt                  $     117,697  $      70,804
                           =============  =============

 Other Selected Financial Information
 (in thousands)
                           Nov. 17, 2007  Nov. 18, 2006
                           -------------  -------------

 Cumulative share
  repurchases ($)          $   5,791,708  $   4,770,598
 Remaining share
  authorization ($)        $     108,292  $     129,402

 Cumulative share
  repurchases (shares)           102,152         94,038
 Shares outstanding, end
  of quarter                      63,177         70,659

 ------------------------------------------------------
                                Trailing 4 Quarters
                           Nov. 17, 2007  Nov. 18, 2006
                           -------------  -------------
 Net income                $     604,299  $     578,790
 Add: After-tax interest          76,422         70,261
      After-tax rent              98,866         91,100
                           -------------  -------------
 After-tax return                779,587        740,151

 Average* debt                 1,984,002      1,910,896
 Average capital lease
  obligations                     39,044          6,187
 Average equity                  431,947        534,372
 Add: rent x 6                   932,112        865,425
                           -------------  -------------
 Pre-tax invested capital  $   3,387,105  $   3,316,880
                           =============  =============

 Return on Invested Capital
  (ROIC)                            23.0%          22.3%
 ------------------------------------------------------

 * All averages are computed by taking trailing 14 periods balances.

 AutoZone's 1st Quarter Fiscal 2008
 Selected Operating Highlights

 Store Count & Square Footage
 ----------------------------

                      12 Weeks     12 Weeks
                       Ended        Ended
                      Nov. 17,     Nov. 18,
                        2007         2006
                    -----------  -----------

 Domestic stores:
   Store count:
   Stores opened             40           40
   Stores closed              1           --
   Replacement
    stores                    3            5
   Total domestic
    stores                3,972        3,812

   Stores with
    commercial
    programs              2,188        2,140

   Square footage
    (in thousands):      25,397       24,300
   Square footage
    per store             6,394        6,375
 Mexico stores:
   Stores opened              1           --
   Total stores in
    Mexico                  124          100

 Total stores
  chainwide               4,096        3,912

 Sales Statistics (Domestic Stores Only)
 ---------------------------------------

                      12 Weeks     12 Weeks     Trailing     Trailing
                       Ended        Ended      4 quarters   4 quarters
                      Nov. 17,     Nov. 18,     Nov. 17,     Nov. 18,
                        2007         2006         2007         2006
                    -----------  -----------  -----------  -----------

 Total retail sales
  ($ in thousands)  $ 1,213,082  $ 1,171,084  $ 5,202,509  $ 5,033,718
   % Increase vs.
    LY retail sales         3.6%         3.9%         3.4%         4.0%
 Total commercial
  sales ($ in
  thousands)        $   167,572  $   160,682  $   712,457  $   708,971
   % Increase vs.
    LY commercial
    sales                   4.3%         0.2%         0.5%        (0.8%)

 Sales per average
  store ($ in
  thousands)        $       349  $       351  $     1,520  $     1,547
 Sales per average
  square foot       $        55  $        55  $       238  $       243

                      12 Weeks     12 Weeks
                       Ended        Ended
                      Nov. 17,     Nov. 18,
                        2007         2006
                    -----------  -----------
 Same store sales           1.3%         0.3%

 Inventory Statistics (Total Stores)
 -----------------------------------
                       as of        as of
                      Nov. 17,     Nov. 18,
                        2007         2006
                    -----------  -----------
 Accounts payable/
  inventory                89.9%        87.6%

 ($ in thousands)
 Inventory*         $ 2,051,524  $ 1,883,348
 Pay-on-scan
  inventory              23,232       85,146
                    -----------  -----------
 Adjusted inventory $ 2,074,756  $ 1,968,494

 Adjusted inventory
  per store         $       507  $       503

 Net inventory (net
  of payables)      $   206,584  $   233,716
 Net inventory /
  store             $        50  $        60

                      Trailing 4 quarters
                      Nov. 17,     Nov. 18,
                        2007         2006
                    -----------  -----------
 Inventory turns**          1.6 x        1.7 x

 * This is reported balance sheet inventory

 ** Inventory turns is calculated as cost of sales divided by the average of the beginning and ending merchandise inventories. The calculation includes cost of sales related to pay-on-scan sales, which were $59.2MM for the trailing 52 weeks ended November 17, 2007 and
 $169.4MM for the trailing 52 weeks ended November 18, 2006.

CONTACT: AutoZone, Inc.
         Financial:
         Brian Campbell
           (901) 495-7005
           brian.campbell@autozone.com
         Media:
         Ray Pohlman
           (901) 495-7962
           ray.pohlman@autozone.com